SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2004

Price Legacy Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-20449	33-0628740
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300
San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (858) 675-9400

Item 5.  Other Events and Required FD Disclosure.

On May 21, 2004, Price Legacy Corporation, a Maryland corporation, issued a press release announcing the filing of a shelf registration statement registering 24,367,348 shares of Price Legacy common stock held by certain stockholders, representing approximately 65.3% of the currently outstanding common stock.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release issued by Price Legacy Corporation on May 21, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2004	PRICE LEGACY CORPORATION

	By:	/s/ ROBERT M. SIORDIA
Name: Robert M. Siordia
Title: Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release issued by Price Legacy Corporation on May 21, 2004.